Exhibit 99.1

FOR IMMEDIATE RELEASE

TUESDAY, AUGUST 7, 2018

SOTHERLY HOTELS INC. REPORTS FINANCIAL RESULTS

FOR THE SECOND QUARTER ENDED JUNE 30, 2018

Williamsburg, Virginia – August 7, 2018 – Sotherly Hotels Inc. (NASDAQ: SOHO), (“Sotherly” or the “Company”), a self-managed and self-administered lodging real estate investment trust (a “REIT”), today reported its consolidated results for the second quarter ended June 30, 2018. The Company’s results include the following*:

	Three Months Ended		Six Months Ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
	($ in thousands except per share data)		($ in thousands except per share data)
Total Revenue	$51,554	$40,643	$93,289	$79,338
Net income available to common stockholders	1,352	277	1,114	2,148

EBITDA	14,886	9,672	25,231	19,423
Hotel EBITDA	16,383	11,519	28,262	22,997

FFO	7,097	4,582	11,596	9,602
Adjusted FFO available to common stockholders	8,353	4,961	13,099	10,115

Net income per share available to common stockholders	$0.10	$0.02	$0.08	$0.15
FFO per share and unit	$0.46	$0.29	$0.76	$0.61
Adjusted FFO available to common holders per share and unit	$0.55	$0.32	$0.86	$0.65

(*)  Earnings before interest, taxes, depreciation and amortization (“EBITDA”), hotel EBITDA, funds from operations (“FFO”), adjusted FFO, FFO per share and unit and adjusted FFO per share and unit are non-GAAP financial measures. See further discussion of these non-GAAP measures, including definitions related thereto, and reconciliations to net income (loss) later in this press release. The Company is the sole general partner of Sotherly Hotels LP, a Delaware limited partnership (the “Operating Partnership”), and all references in this release to the “Company”, “Sotherly”, “we”, “us” and “our” refer to Sotherly Hotels Inc., its Operating Partnership and its subsidiaries and predecessors, unless the context otherwise requires or where otherwise indicated.

HIGHLIGHTS:

•

Revenue and RevPAR.  For the three-month period ending June 30, 2018, Total Revenue increased 26.8% over the three-month period ending June 30, 2017.  Room revenue per available room (“RevPAR”) for the Company’s composite portfolio, which includes the performance of the rooms participating in our rental program at the Hyde Resort & Residences, during the three-month period ending June 30, 2018, increased 11.3% over the three months ended June 30, 2017, to $123.17 reflecting a 2.0% increase in occupancy and a 9.1% increase in average daily rate (“ADR”). For the six-month period ending June 30, 2018, RevPAR increased 9.2% over the six months ended June 30, 2017, to $117.81 driven by a 1.1% decrease in occupancy and a 10.3% increase in ADR.

•

Common Dividends. As previously reported on July 24, 2018, the Company announced a quarterly dividend (distribution) on its common stock (and units) of $0.125 per share (and unit) to stockholders (and unitholders) of record as of September 14, 2018, payable on October 11, 2018.

•

Hotel EBITDA. The Company generated hotel EBITDA of approximately $16.4 million during the three-month period ending June 30, 2018, an increase of 42.2%, or approximately $4.9 million, from the three months ended June 30, 2017. For the six-month period ending June 30, 2018, hotel EBITDA increased 22.9%, or approximately $5.3 million, over the six months ended June 30, 2017.
•

EBITDA. The Company generated EBITDA of approximately $14.9 million during the three-month period ending June 30, 2018, an increase of 53.9% or approximately $5.2 million compared to the three months ended June 30, 2017. For the six-month period ending June 30, 2018, EBITDA increased 29.9% or approximately $5.8 million from the six months ended June 30, 2017.

•

Adjusted FFO. For the three-month period ending June 30, 2018, Adjusted FFO increased 68.4% or approximately $3.4 million from the three months ended June 30, 2017. For the six-month period ending June 30, 2018, adjusted FFO increased 29.5% or approximately $3.0 million over the six months ended June 30, 2017.

Andrew M. Sims, Chairman and Chief Executive Officer of Sotherly Hotels Inc., commented, “The company experienced a strong second quarter as a result of maturing asset repositionings executed over the past 24 months and the recent acquisition of the Hyatt Centric Arlington hotel.  In terms of Adjusted FFO, we believe the second quarter was one of the most successful in the history of the company.  We are pleased with the results and are focused on continuing the positive momentum for the balance of the year and beyond.”

Balance Sheet/Liquidity

At June 30, 2018, the Company had approximately $33.7 million of available cash and cash equivalents, of which approximately $5.3 million was reserved for real estate taxes, insurance, capital improvements and certain other expenses or otherwise restricted. The Company had principal balances of approximately $381.6 million in outstanding debt at a weighted average interest rate of approximately 4.99%.

On April 5, 2018, the Company drew down an additional $3.3 million of loan proceeds available on the Crowne Plaza Tampa Westshore mortgage loan.

On May 10, 2018, the Company made a principal payment of approximately $4.0 million on Note B to the Hyatt Centric Arlington mortgage.

Subsequent to the balance sheet date, on July 27, 2018, we entered into a promissory note and other loan documents to secure a mortgage on the DoubleTree by Hilton Raleigh Brownstone-University hotel with MetLife Commercial Mortgage Originator, LLC. The mortgage has an initial principal balance of $18.3 million, with an additional $5.2 million available upon the satisfaction of certain conditions. The mortgage has an initial term of 4 years with a 1-year extension subject to certain terms and conditions, bears a floating rate of interest equal to the 1-month LIBOR rate plus 4.00%, with an interest rate cap of 7.25%. The mortgage requires monthly interest-only payments and, following a 12-month lockout, can be prepaid with a penalty during its second year and without penalty thereafter. We used a portion of the proceeds to repay the existing first mortgage on the DoubleTree by Hilton Raleigh Brownstone-University hotel and to pay closing costs and intends to use the balance of the proceeds for general corporate purposes.

Also subsequent to the balance sheet date, on July 31, 2018, we entered into a second amendment to loan and security agreement; an amended, restated and consolidated mortgage loan note; and other related documents with its existing lender, TD Bank, N.A., to amend the terms of its mortgage loan on the DoubleTree by Hilton Philadelphia Airport hotel.  Concurrent with the loan modification, we also entered into a 5-year swap agreement with The Toronto-Dominion Bank.  Pursuant to the amended loan documents: (i) the principal balance of the loan was increased from approximately $30.0 million to $42.2 million; (ii) the loan’s maturity date was extended to July 31, 2023; (iii) the loan bears a floating interest rate equal to the 1-month LIBOR rate plus 2.27% (the “Loan Rate”); (iv) the loan amortizes on a 30-year schedule with payments of principal and interest beginning immediately; (v) the loan can be prepaid without penalty; and (vi) the loan will no longer be fully guaranteed by the Operating Partnership, but the Operating Partnership has guaranteed certain standard “bad boy” carveouts.  Pursuant to the swap agreement: (i) the Loan Rate is swapped for a fixed interest rate of 5.237%; (ii) notional amounts of the swap approximate the declining balance of the loan; and (iii) we are responsible for any potential termination fees associated with early termination of the swap agreement.  We used a portion of the proceeds to repay in full the existing Note B to the mortgage loan on our Hyatt Centric Arlington hotel and to pay closing costs associated with the amendment, and will use the balance of the proceeds for general corporate purposes.

Portfolio Update

At the Company’s hotel in Tampa, Florida, renovations are underway for an estimated $11.0 million renovation project in anticipation of a planned conversion in June 2019 from the Crowne Plaza Tampa Westshore to Hotel Alba, which we expect to become a member of the Tapestry Collection by Hilton.  As of June 30, 2018, we incurred costs totaling approximately $3.0 million toward this renovation.

Subsequent to the balance sheet date, on July 2, 2018 the Company purchased a portion of the parking lot located adjacent to the DoubleTree by Hilton Raleigh Brownstone-University hotel for $3.5 million, that the Company had previously leased.

2018 Updated Outlook

The Company is updating its previously issued guidance for 2018, accounting for current and expected performance within its portfolio, taking into account market conditions, the impact of renovations at the Company’s hotels in Wilmington and Tampa, the issuance of the 7.25% unsecured notes in February 2018, the acquisition of the Hyatt Centric Arlington hotel, the acquisition of the parking lot adjacent to the hotel in Raleigh, the refinance of the hotel in Raleigh and the amended loan on the hotel in Philadelphia.  The updated guidance is predicated on estimates of occupancy and ADR that are consistent with the most recent 2018 calendar year forecasts by STR for the market segments in which the Company operates.

The table below reflects the Company’s prior and revised projections, within a range, of various financial measures for 2018, in thousands of dollars, except per share and RevPAR data:

	Prior 2018 Guidance		Revised 2018 Guidance
	Low Range	High Range	Low Range	High Range

Total revenue	$167,750	$169,095	$172,308	$175,187
Net loss	(2,804)	(2,352)	(7,177)	(6,711)

EBITDA	40,997	41,481	41,498	42,079
Hotel EBITDA	46,997	47,581	47,498	48,179

FFO	15,843	16,352	15,259	15,725
Adjusted FFO available to common stockholders	15,873	16,493	15,874	16,490

Net loss per share available to common stockholders	$(0.21)	$(0.17)	$(0.47)	$(0.44)
FFO per share and unit	$1.04	$1.07	$1.00	$1.03
Adjusted FFO available to common holders per share and unit	$1.04	$1.08	$1.04	$1.08
Rev PAR	$106.23	$107.09	$104.74	$105.59
Hotel EBITDA margin	31.4%	31.6%	27.5%	27.6%

Earnings Call/Webcast

The Company will conduct its second quarter 2018 conference call for investors and other interested parties at 10:00 a.m. Eastern Time on Tuesday, August 7, 2018. The conference call will be accessible by telephone and through the Internet. Interested individuals are invited to listen to the call by telephone at 888-339-0107 (United States) or 855-669-9657 (Canada) or +1 412-902-4188 (International). To participate on the webcast, log on to www.sotherlyhotels.com at least 15 minutes before the call to download the necessary software. For those unable to listen to the call live, a taped rebroadcast will be available beginning one hour after completion of the live call on August 7, 2018 through August 6, 2019. To access the rebroadcast, dial 877-344-7529 and enter conference number 10121885.  A replay of the call also will be available on the Internet at www.sotherlyhotels.com until August 6, 2019.

About Sotherly Hotels Inc.

Sotherly Hotels Inc. is a self-managed and self-administered lodging REIT focused on the acquisition, renovation, upbranding and repositioning of upscale to upper-upscale full-service hotels in the Southern United States. Currently, the Company’s portfolio consists of investments in twelve hotel properties, comprising 3,156 rooms, and an interest in the Hyde Resort & Residences, a luxury condo hotel. The Company owns hotels that operate under the Hilton Worldwide, InterContinental Hotels Group and Marriott International, Inc. brands, as well as independent hotels. Sotherly Hotels Inc. was organized in 2004 and is headquartered in Williamsburg, Virginia. For more information, please visit www.sotherlyhotels.com.

Contact at the Company:

Scott Kucinski

Vice President – Operations & Investor Relations

Sotherly Hotels Inc.

410 West Francis Street

Williamsburg, Virginia 23185

757.229.5648

Forward-Looking Statements

This news release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Although the Company believes that the expectations and assumptions reflected in the forward-looking statements are reasonable, these statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict and many of which are beyond the Company’s control. Therefore, actual outcomes and results may differ materially from what is expressed, forecasted or implied in such forward-looking statements. Factors which could have a material adverse effect on the Company’s future results, performance and achievements, include, but are not limited to: national and local economic and business conditions that affect occupancy rates and revenues at the Company’s hotels and the demand for hotel products and services; risks associated with the hotel industry, including competition and new supply of hotel rooms, increases in wages, energy costs and other operating costs; risks associated with adverse weather conditions, including hurricanes; the availability and terms of financing and capital and the general volatility of the securities markets; the Company’s intent to repurchase shares from time to time; risks associated with the level of the Company’s indebtedness and its ability to meet covenants in its debt agreements and, if necessary, to refinance or seek an extension of the maturity of such indebtedness or modify such debt agreements; management and performance of the Company’s hotels; risks associated with maintaining our system of internal controls; risks associated with the conflicts of interest of the Company’s officers and directors; risks associated with redevelopment and repositioning projects, including delays and cost overruns; supply and demand for hotel rooms in the Company’s current and proposed market areas; risks associated with our ability to maintain our franchise agreements with our third party franchisors; the Company’s ability to acquire additional properties and the risk that potential acquisitions may not perform in accordance with expectations; the Company’s ability to successfully expand into new markets; legislative/regulatory changes, including changes to laws governing taxation of REITs; the Company’s ability to maintain its qualification as a REIT; and the Company’s ability to maintain adequate insurance coverage. These risks and uncertainties are described in greater detail under “Risk Factors” in the Company’s Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to and does not intend to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Although the Company believes its current expectations to be based upon reasonable assumptions, it can give no assurance that its expectations will be attained or that actual results will not differ materially.

Financial Tables Follow…

SOTHERLY HOTELS INC.

CONSOLIDATED BALANCE SHEETS

	June 30, 2018	December 31, 2017
	(unaudited)
ASSETS
Investment in hotel properties, net	$434,285,458	$357,799,512
Cash and cash equivalents	28,435,806	29,777,845
Restricted cash	5,301,033	3,651,197
Accounts receivable, net	10,972,446	5,587,077
Accounts receivable - affiliate	426,041	394,026
Prepaid expenses, inventory and other assets	6,693,982	7,292,565
Favorable lease assets, net	2,655,069	—
Deferred income taxes	3,929,188	5,451,118
TOTAL ASSETS	$492,699,023	$409,953,340
LIABILITIES
Mortgage loans, net	$354,529,454	$297,318,816
Unsecured notes, net	23,635,174	—
Accounts payable and accrued liabilities	17,277,577	13,813,623
Advance deposits	1,861,704	1,572,388
Dividends and distributions payable	3,302,095	3,073,483
TOTAL LIABILITIES	$400,606,004	$315,778,310
Commitments and contingencies	—	—
EQUITY
Sotherly Hotels Inc. stockholders’ equity
Preferred stock, $0.01 par value, 11,000,000 shares authorized;
8.0% Series B cumulative redeemable perpetual preferred stock, liquidation preference $25 per share, 1,610,000 shares issued and outstanding at June 30, 2018 and December 31, 2017, respectively	16,100	16,100
7.875% Series C cumulative redeemable perpetual preferred stock, liquidation preference $25 per share, 1,300,000 shares issued and outstanding at June 30, 2018 and December 31, 2017, respectively	13,000	13,000
Common stock, par value $0.01, 49,000,000 shares authorized, 14,121,081 shares and 14,078,831 shares issued and outstanding at June 30, 2018 and December 31, 2017, respectively	141,211	140,788
Additional paid-in capital	146,368,293	146,249,339
Unearned ESOP shares	(4,511,269)	(4,633,112)
Distributions in excess of retained earnings	(50,811,546)	(48,765,860)
Total Sotherly Hotels Inc. stockholders’ equity	91,215,789	93,020,255
Noncontrolling interest	877,230	1,154,775
TOTAL EQUITY	92,093,019	94,175,030
TOTAL LIABILITIES AND EQUITY	$492,699,023	$409,953,340

SOTHERLY HOTELS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017

REVENUE
Rooms department	$35,330,676	$28,906,872	$63,616,121	$56,273,506
Food and beverage department	11,080,568	8,583,358	19,432,551	16,907,117
Other operating departments	5,142,283	3,152,402	10,240,411	6,156,895
Total revenue	51,553,527	40,642,632	93,289,083	79,337,518
EXPENSES
Hotel operating expenses
Rooms department	8,176,164	6,743,788	14,876,545	13,426,067
Food and beverage department	7,673,049	6,151,495	14,068,125	11,879,968
Other operating departments	1,680,582	623,530	3,208,909	1,223,550
Indirect	17,640,285	15,605,262	32,873,541	29,810,493
Total hotel operating expenses	35,170,080	29,124,075	65,027,120	56,340,078
Depreciation and amortization	5,601,940	4,219,712	11,236,130	8,280,809
Loss on disposal of assets	—	51,507	3,739	51,507
Corporate general and administrative	1,503,549	1,834,930	3,049,849	3,547,012
Total operating expenses	42,275,569	35,230,224	79,316,838	68,219,406
NET OPERATING INCOME	9,277,958	5,412,408	13,972,245	11,118,112
Other income (expense)
Interest expense	(5,087,482)	(3,874,076)	(9,264,501)	(7,687,793)
Interest income	66,505	13,294	148,209	72,925
Loss on early extinguishment of debt	—	(228,087)	—	(228,087)
Unrealized gain (loss) on hedging activities	5,798	(11,261)	18,528	(27,206)
Gain on sale of assets	—	—	—	100,407
Gain on involuntary conversion of assets	27,824	—	898,565	1,041,815
Net income before income taxes	4,290,603	1,312,278	5,773,046	4,390,173
Income tax provision	(1,323,014)	(196,483)	(1,628,969)	(368,420)
Net income	2,967,589	1,115,795	4,144,077	4,021,753
Less: Net income attributable to the noncontrolling interest	(170,331)	(33,869)	(140,318)	(263,811)
Net income attributable to the Company	2,797,258	1,081,926	4,003,759	3,757,942
Distributions to preferred stockholders	(1,444,844)	(805,000)	(2,889,688)	(1,610,000)
Net income available to common stockholders	$1,352,414	$276,926	$1,114,071	$2,147,942
Net income per share available to common stockholders
Basic	$0.10	$0.02	$0.08	$0.15
Diluted	$0.10	$0.02	$0.08	$0.15
Weighted average number of common shares outstanding
Basic	13,488,526	13,813,168	13,480,529	13,898,910
Diluted	13,489,475	13,815,035	13,486,140	13,908,359

SOTHERLY HOTELS INC.

KEY OPERATING METRICS

(unaudited)

The following tables illustrate the key operating metrics for the three and six months ended June 30, 2018 and 2017, respectively, for the Company’s wholly-owned properties (“actual” portfolio metrics), as well as the ten wholly-owned properties in the portfolio that were under the Company’s control during the three and six months ended June 30, 2018 and the corresponding periods in 2017 (“same-store” portfolio metrics). Accordingly, the same-store data does not reflect the performance of the Crowne Plaza Hampton Marina which was sold in February 2017, our interest in the Hyde Resort & Residences which was acquired on January 30, 2017, or the Hyatt Centric Arlington which we acquired in March 2018.  The composite portfolio metrics represent all of the Company’s wholly-owned properties and the participating condominium hotel rooms at the Hyde Resort & Residences during the three and six months ended June 30, 2018 and the corresponding periods in 2017.

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Actual Portfolio Metrics
Occupancy %	77.8%	76.5%	72.9%	73.3%
ADR	$158.14	$146.32	$157.99	$147.65
RevPAR	$123.02	$111.93	$115.15	$108.20
Same-Store Portfolio Metrics
Occupancy %	76.5%	76.5%	71.7%	73.8%
ADR	$151.19	$146.32	$153.20	$148.02
RevPAR	$115.69	$111.93	$109.80	$109.18
Composite Portfolio Metrics
Occupancy %	75.6%	74.1%	71.2%	72.0%
ADR	$162.93	$149.39	$165.37	$149.99
RevPAR	$123.17	$110.67	$117.81	$107.93

SOTHERLY HOTELS INC.

SUPPLEMENTAL DATA

(unaudited)

The following tables illustrate the key operating metrics for the three and six months ended June 30, 2018 and 2017, respectively, for each of the Company’s wholly-owned properties during each respective reporting period, irrespective of ownership percentage during any period.

Occupancy

	Q2 2018	Q2 2017	Q2 2016
	YTD	YTD	YTD
Crowne Plaza Tampa Westshore Tampa, Florida	76.8%	80.0%	79.9%
	83.7%	82.9%	81.8%
The DeSoto Savannah, Georgia	74.6%	75.1%	77.8%
	65.7%	71.0%	76.2%
DoubleTree by Hilton Jacksonville Riverfront Jacksonville, Florida	84.8%	80.9%	81.7%
	84.6%	80.9%	79.3%
DoubleTree by Hilton Laurel Laurel, Maryland	79.5%	82.9%	80.0%
	65.2%	66.6%	62.3%
DoubleTree by Hilton Philadelphia Airport Philadelphia, Pennsylvania	86.3%	83.3%	85.6%
	78.8%	76.2%	79.3%
DoubleTree by Hilton Raleigh Brownstone – University Raleigh, North Carolina	81.9%	78.6%	75.4%
	76.7%	76.4%	72.4%
DoubleTree Resort by Hilton Hollywood Beach Hollywood, Florida	73.5%	76.0%	78.0%
	75.6%	79.5%	83.3%
Georgian Terrace Atlanta, Georgia	74.8%	71.6%	74.3%
	69.2%	73.1%	72.3%
Hotel Ballast Wilmington, Tapestry Collection by Hilton Wilmington, North Carolina	69.9%	77.5%	83.2%
	60.7%	70.8%	70.9%
Hyatt Centric Arlington (1) Arlington, Virginia	89.2%	93.6%	90.6%
	80.8%	83.0%	84.8%
Sheraton Louisville Riverside Jeffersonville, Indiana	68.9%	75.6%	75.1%
	60.3%	66.6%	63.1%
The Whitehall Houston, Texas	67.7%	60.8%	48.9%
	62.7%	63.1%	56.9%
Hyde Resort & Residences (2) Hollywood Beach, Florida	43.2%	29.0%	N/A
	47.7%	30.7%	N/A
All properties weighted average (1)	75.6%	75.7%	78.0%
	71.0%	74.0%	74.4%

1

Includes operating results under previous ownership.  Results for periods prior to the Company’s ownership were provided by prior owners of the hotel and have not been audited or confirmed by the Company.

2	Reflects only the condominium units at the Hyde Resort & Residences participating in our rental program for the period those units participated in our rental program.

ADR

	Q2 2018	Q2 2017	Q2 2016
	YTD	YTD	YTD
Crowne Plaza Tampa Westshore Tampa, Florida	$121.79	$113.24	$112.51
	$132.04	$125.44	$121.92
The DeSoto Savannah, Georgia	$191.37	$169.35	$166.42
	$185.91	$165.93	$161.98
DoubleTree by Hilton Jacksonville Riverfront Jacksonville, Florida	$143.08	$131.32	$123.12
	$143.69	$131.74	$122.79
DoubleTree by Hilton Laurel Laurel, Maryland	$113.85	$109.15	$108.41
	$112.03	$110.70	$105.43
DoubleTree by Hilton Philadelphia Airport Philadelphia, Pennsylvania	$147.86	$149.11	$153.11
	$139.32	$136.00	$138.73
DoubleTree by Hilton Raleigh Brownstone – University Raleigh, North Carolina	$137.65	$135.52	$136.50
	$135.77	$135.55	$135.72
DoubleTree Resort by Hilton Hollywood Beach Hollywood, Florida	$164.99	$156.52	$164.60
	$196.45	$187.73	$194.85
Georgian Terrace Atlanta, Georgia	$178.44	$170.10	$156.95
	$184.25	$170.72	$158.69
Hotel Ballast Wilmington, Tapestry Collection by Hilton Wilmington, North Carolina	$156.69	$164.67	$158.03
	$146.03	$147.57	$145.67
Hyatt Centric Arlington (1) Arlington, Virginia	$211.29	$198.61	$199.69
	$191.56	$196.40	$178.17
Sheraton Louisville Riverside Jeffersonville, Indiana	$141.53	$156.41	$160.36
	$132.53	$141.25	$152.57
The Whitehall Houston, Texas	$146.91	$141.37	$149.63
	$147.00	$151.59	$149.50
Hyde Resort & Residences (2) Hollywood Beach, Florida	$290.13	$288.14	N/A
	$326.83	$311.05	N/A
All properties weighted average (1)	$162.93	$155.45	$151.95
	$164.70	$154.06	$150.33

1

Includes operating results under previous ownership.  Results for periods prior to the Company’s ownership were provided by prior owners of the hotel and have not been audited or confirmed by the Company.

2	Reflects only the condominium units at the Hyde Resort & Residences participating in our rental program for the period those units participated in our rental program.

RevPAR

	Q2 2018	Q2 2017	Q2 2016
	YTD	YTD	YTD
Crowne Plaza Tampa Westshore Tampa, Florida	$93.57	$90.62	$89.94
	$110.47	$103.95	$99.76
The DeSoto Savannah, Georgia	$142.74	$127.15	$129.52
	$122.16	$117.77	$123.40
DoubleTree by Hilton Jacksonville Riverfront Jacksonville, Florida	$121.40	$106.27	$100.54
	$121.52	$106.60	$97.31
DoubleTree by Hilton Laurel Laurel, Maryland	$90.55	$90.49	$86.77
	$73.00	$73.75	$65.65
DoubleTree by Hilton Philadelphia Airport Philadelphia, Pennsylvania	$127.66	$124.14	$131.01
	$109.72	$103.63	$110.06
DoubleTree by Hilton Raleigh Brownstone – University Raleigh, North Carolina	$112.70	$106.49	$102.86
	$104.08	$103.57	$98.23
DoubleTree Resort by Hilton Hollywood Beach Hollywood, Florida	$121.28	$118.91	$128.35
	$148.58	$149.19	$162.23
Georgian Terrace Atlanta, Georgia	$133.53	$121.86	$116.66
	$127.54	$124.80	$114.70
Hotel Ballast Wilmington, Tapestry Collection by Hilton Wilmington, North Carolina	$109.56	$127.64	$131.56
	$88.63	$104.53	$103.35
Hyatt Centric Arlington (1) Arlington, Virginia	$188.46	$185.96	$180.87
	$154.70	$163.00	$151.12
Sheraton Louisville Riverside Jeffersonville, Indiana	$97.50	$118.23	$120.41
	$79.91	$94.05	$96.30
The Whitehall Houston, Texas	$99.46	$86.01	$73.17
	$92.14	$95.73	$85.01
Hyde Resort & Residences (2) Hollywood Beach, Florida	$125.44	$83.56	N/A
	$155.97	$95.45	N/A
All properties weighted average (1)	$123.17	$117.60	$118.54
	$116.96	$114.01	$111.89

1

Includes operating results under previous ownership.  Results for periods prior to the Company’s ownership were provided by prior owners of the hotel and have not been audited or confirmed by the Company.

2	Reflects only the condominium units at the Hyde Resort & Residences participating in our rental program for the period those units participated in our rental program.

SOTHERLY HOTELS INC.

RECONCILIATION OF NET INCOME TO

FFO, Adjusted FFO, EBITDA and Hotel EBITDA

(unaudited)

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Net income available to common stockholders	$1,352,414	$276,926	$1,114,071	$2,147,942
Add: Net income attributable to noncontrolling interest	170,331	33,869	140,318	263,811
Depreciation and amortization	5,601,940	4,219,712	11,236,130	8,280,809
Gain on involuntary conversion of assets	(27,824)	—	(898,565)	(1,041,815)
Loss (gain) on disposal and/or sale of assets	—	51,507	3,739	(48,900)
FFO	$7,096,861	$4,582,014	$11,595,693	$9,601,847
Decrease in deferred income taxes	1,261,667	139,946	1,521,929	257,996
Loss on early extinguishment of debt	—	228,087	—	228,087
Unrealized (gain) loss on hedging activities	(5,798)	11,261	(18,528)	27,206
Adjusted FFO available to common stockholders	$8,352,730	$4,961,308	$13,099,094	$10,115,136

Weighted average number of shares outstanding, basic	13,488,526	13,813,168	13,480,529	13,898,910

Weighted average number of non-controlling units	1,778,140	1,778,140	1,778,140	1,778,140

Weighted average number of shares and units outstanding, basic	15,266,666	15,591,308	15,258,669	15,677,050

FFO per share and unit	$0.46	$0.29	$0.76	$0.61

Adjusted FFO per share and unit	$0.55	$0.32	$0.86	$0.65

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Net income available to common stockholders	$1,352,414	$276,926	$1,114,071	$2,147,942
Add: Net income attributable to noncontrolling interest	170,331	33,869	140,318	263,811
Interest expense	5,087,482	3,874,076	9,264,501	7,687,793
Interest income	(66,505)	(13,294)	(148,209)	(72,925)
Income tax provision	1,323,014	196,483	1,628,969	368,420
Depreciation and amortization	5,601,940	4,219,712	11,236,130	8,280,809
Loss on early extinguishment of debt	—	228,087	—	228,087
Loss (gain) on disposal and/or sale of assets	—	51,507	3,739	(48,900)
Gain on involuntary conversion of assets	(27,824)	—	(898,565)	(1,041,815)
Distributions to preferred stockholders	1,444,844	805,000	2,889,688	1,610,000
EBITDA	14,885,696	9,672,366	25,230,642	19,423,222
Corporate general and administrative	1,503,549	1,834,930	3,049,849	3,547,012
Unrealized (gain) loss on hedging activities	(5,798)	11,261	(18,528)	27,206
Hotel EBITDA	$16,383,447	$11,518,557	$28,261,963	$22,997,440

Non-GAAP Financial Measures

The Company considers the non-GAAP measures of FFO (including FFO per share), EBITDA and hotel EBITDA to be key supplemental measures of the Company’s performance and could be considered along with, not alternatives to, net income (loss) as a measure of the Company’s performance. These measures do not represent cash generated from operating activities determined by generally accepted accounting principles (“GAAP”) or amounts available for the Company’s discretionary use and should not be considered alternative measures of net income, cash flows from operations or any other operating performance measure prescribed by GAAP.

FFO

Industry analysts and investors use Funds from Operations (“FFO”), as a supplemental operating performance measure of an equity REIT. FFO is calculated in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). FFO, as defined by NAREIT, represents net income or loss determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus certain non-cash items such as real estate asset depreciation and amortization, and after adjustment for any noncontrolling interest from unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by itself.

The Company considers FFO to be a useful measure of adjusted net income (loss) for reviewing comparative operating and financial performance because we believe FFO is most directly comparable to net income (loss), which remains the primary measure of performance, because by excluding gains or losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization, FFO assists in comparing the operating performance of a company’s real estate between periods or as compared to different companies. Although FFO is intended to be a REIT industry standard, other companies may not calculate FFO in the same manner as we do, and investors should not assume that FFO as reported by us is comparable to FFO as reported by other REITs.

Adjusted FFO

The Company presents adjusted FFO, including adjusted FFO per share and unit, which adjusts for certain additional items including changes in deferred income taxes, any unrealized gain (loss) on hedging instruments or warrant derivative, loan impairment losses, losses on early extinguishment of debt, aborted offering costs, loan modification fees, franchise termination costs, costs associated with the departure of executive officers, litigation settlement, over-assessed real estate taxes on appeal, change in control gains or losses and acquisition transaction costs. We exclude these items as we believe it allows for meaningful comparisons between periods and among other REITs and is more indicative than FFO of the on-going performance of our business and assets. Our calculation of Adjusted FFO may be different from similar measures calculated by other REITs.

EBITDA

The Company believes that excluding the effect of non-operating expenses and non-cash charges, and the portion of those items related to unconsolidated entities, all of which are also based on historical cost accounting and may be of limited significance in evaluating current performance, can help eliminate the accounting effects of depreciation and financing decisions and facilitate comparisons of core operating profitability between periods and between REITs, even though EBITDA also does not represent an amount that accrued directly to shareholders.

Hotel EBITDA

The Company defines Hotel EBITDA as net income or loss excluding: (1) interest expense, (2) interest income, (3) income tax provision or benefit, (4) equity in the income or loss of equity investees, (5) unrealized gains and losses on derivative instruments not included in other comprehensive income, (6) gains and losses on disposal of assets, (7) realized gains and losses on investments, (8) impairment of long-lived assets or investments, (9) loss on early debt extinguishment, (10) gains or losses on change in control, (11) corporate general and administrative expense, (12) depreciation and amortization, (13) gains and losses on involuntary conversions of assets, (14) distributions to preferred stockholders and (15) other operating revenue not related to our wholly-owned portfolio.  We believe this provides a more complete understanding of the operating results over which our wholly-owned hotels and its operators have direct control.  We believe Hotel EBITDA provides investors with supplemental information on the on-going operational performance of our hotels and the effectiveness of third-party management companies operating our business on a property-level basis. The Company’s calculation of hotel EBITDA may be different from similar measures calculated by other REITs.